Exhibit 23.1   Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Metrocall Holdings, Inc. for the registration of 625,000 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of Metrocall Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     /s/Ernst & Young LLP

McLean, Virginia
December 17, 2003